Exhibit 4.4

                                                               Execution Version

                          SECOND SUPPLEMENTAL INDENTURE

      This SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of November 4, 2004, among OMNICOM GROUP INC., a New York corporation (the "Company"), OMNICOM CAPITAL INC., a Connecticut corporation ("OCI"), OMNICOM FINANCE INC., a Delaware corporation ("OFI" and together with the Company and OCI, the "Issuers"), and JPMORGAN CHASE BANK, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Issuers and the Trustee have heretofore executed and delivered to the Trustee an Indenture dated June 10, 2003, as amended by the First Supplemental Indenture, dated as of November 5, 2003 (as so amended, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $600,000,000 of Zero Coupon Zero Yield Convertible Notes due 2033 (the "Securities"), all of which have been issued and are outstanding on the date hereof;

      WHEREAS, the Issuers desire to surrender their right under Section 3.08(b) of the Indenture to elect to pay for Securities being purchased by the Issuers pursuant to Section 3.08(a) of the Indenture with Common Stock;

      WHEREAS, it is in the best interests of the Issuers to surrender such right;

      WHEREAS, Section 9.01(6) of the Indenture provides that the Issuers and the Trustee may amend or supplement the Indenture without the consent of any Securityholder to surrender any right, power or option conferred by this Indenture on the Issuers;

      WHEREAS, an Opinion of Counsel and an Officer's Certificate have been delivered to the Trustee under Section 9.06; and

      WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

      1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

      2. Amendments. The Indenture be and hereby is amended as follows:

      2.1 Section 1.01 and Section 1.02 of the Indenture are hereby amended so that the cross-references to the following definitions contained in Section 1.02 are deleted from Section 1.02 and such definitions are inserted in Section 1.01 in their proper alphabetical order as follows:

      "cash" means U.S. legal tender;

      "Exchange Act" means the Securities Exchange Act of 1934, as amended; and

      "Securities Act" means the Securities Act of 1933, as amended.

      2.2 Section 1.02 of the Indenture is hereby amended so that the following definitions are inserted in Section 1.02 in their proper alphabetical order as follows:

      "Issuers' Notice"...........3.08(c); and

      "Issuers' Notice Date"....3.08(b).

      2.3 Section 1.02 of the Indenture is hereby amended so that the cross-reference for the following definition is as follows:

      "Purchase Party".............3.08(e).

      2.4 Section 1.02 and Section 12.08 of the Indenture are hereby amended so that the reference to the defined terms "Company Notice," "Company Notice Date" and "Market Price" are deleted from the aforementioned sections.

      2.5 Section 3.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

            "SECTION 3.08 Purchase of Securities at Option of the Holder. (a) General. Subject to paragraph (e) below, if a Holder exercises its right to require the Issuers to purchase Securities pursuant to paragraph 7 of the Securities, such Securities shall be purchased by the Issuers or a Purchase Party, if applicable, pursuant to paragraph 7 of the Securities on June 15, 2006, 2008, 2010, 2013, 2018, 2023 and each June 15 thereafter annually through and including June 15, 2032, (if June 15 in the applicable period is not a Business Day, the next succeeding Business Day, a "Purchase Date"), at a purchase price equal to (i) the Initial Principal Amount at Maturity of the Security for any Purchase Date occurring prior to June 15, 2023 and (ii) the Initial Principal Amount at Maturity plus accrued Contingent Additional Principal, if any, as of the relevant Purchase Date for any Purchase Date occurring on or after June 15, 2023 through June 15, 2032 (each a "Purchase Price," as applicable), at the option of the Holder thereof, upon:

            (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Purchase Date stating:

                  (A) the certificate number of the Security which the Holder will deliver to be purchased,

                  (B) the portion of the Initial Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be an

            Initial Principal Amount at Maturity of at least $1,000 or an integral multiple thereof, and

                  (C) that such Security shall be purchased as of the Purchase
            Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and

            (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Issuers.

            The Issuers or the Purchase Party, as applicable, shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Initial Principal Amount at Maturity of such portion is at least $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

            Any purchase by the Issuers or the Purchase Party, as applicable, contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the cash consideration to be received by the Holder (including accrued and unpaid Contingent Cash Interest, if any) on the later of (i) the fourth Business Day following the applicable Purchase Date (the "Payment Date") and (ii) the time of delivery of the Security.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day following the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

            The Paying Agent shall promptly notify the Issuers and any Purchase Party of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (b) Purchase with Cash. On each Payment Date the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, shall be paid by the Issuers or the Purchase Party, if any, with cash equal to the aggregate Purchase Price of such Securities.

            (c) The Issuers' Notice. The Issuers shall send a notice (the "Issuers' Notice") to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 not less than 20 Business Days prior to the applicable Purchase Date (the "Issuers' Notice Date"). Each Issuers' Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

            (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of Contingent Cash Interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and Contingent Cash Interest, if any;

            (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn, together with any accrued Contingent Cash Interest payable with respect thereto, will be paid on the later of the Payment Date and the time of surrender of such Security as described in (iv);

            (vi) the procedures the Holder must follow to exercise rights under
      Section 3.08 and a brief description of those rights;

            (vii) briefly, the conversion rights of the Securities;

            (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
      Section 3.10);

            (ix) that, unless the Issuers default in making payment of such Purchase Price, Contingent Additional Principal and Contingent Cash Interest, if any, on Securities called for redemption will cease to accrue in favor of the Holder surrendering such Securities immediately after the Purchase Date; and

            (x) the CUSIP number of the Securities.

            At the Issuers' request, the Trustee shall give such Issuers' Notice in the Issuers' name and at the Issuers' expense; provided, however, that, in all cases, the text of such Issuers' Notice shall be prepared by the Issuers and may include such other information, if any, as the Issuers deem appropriate so long as it is consistent with this Indenture.

            (d) Procedure upon Purchase. The Issuers or the Purchase Party, if any, shall deposit cash at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid Contingent Cash Interest with respect to, all Securities to be purchased pursuant to this Section 3.08.

            (e) The Issuers shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Issuers and provided to the Paying Agent, to designate a, or change the existing designation of the, financial institution to which Securities surrendered by a Holder for purchase will be initially offered by the Paying Agent on behalf of a Holder for purchase (a "Purchase Party"). If applicable, the Issuers shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Paying Agent, providing that, at the opening of business on each Business Day during the period commencing 20 Business Days prior to the Purchase Date through the Payment Date, the Paying Agent shall inform the Purchase Party as to the aggregate Initial Principal Amount at Maturity of Securities surrendered for purchase on the prior Business Day. The Purchase Party may accept for purchase all or any of such Securities if it agrees, no later than the time specified in the agreement between the Issuers and the Paying Agent (or, absent such agreement, by the Payment Date), to deliver in payment therefor the Purchase Price. Settlement of any such purchase shall take place no later than the Payment Date. In the event that the Purchase Party fails to deliver the Purchase Price by such Payment Date, the Purchase Party shall be in default of its obligations and, instead of being purchased by the Purchase Party, the Securities will be purchased by the Issuers in accordance with Section 3.08(d). A Holder whose Securities are purchased in whole or in part shall be given a written confirmation from the Paying Agent informing such Holder as to the aggregate Principal Amount at Maturity of the Securities so purchased. The agreement between the Issuers and the Paying Agent setting forth the procedures to be followed in a purchase may be changed at any time by the Issuers and the Paying Agent so long as such change does not, as evidenced by an Opinion of Counsel delivered to the Paying Agent, adversely affect the rights under this Indenture of a Holder who surrenders its Securities for purchase."

      2.6 Section 3.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

            "SECTION 3.10 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest, with respect to such Security through the Purchase Date or Change in Control Purchase Date, as applicable. Such Purchase Price or Change in Control Purchase Price and Contingent Cash Interest, if any, shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

            A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

            (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

            (2) the Initial Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

            (3) the Initial Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Issuers.

            There shall be no purchase of any Securities pursuant to Section
3.08 or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid Contingent Cash Interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn."

      2.7 The second paragraph of Section 7 of Exhibit A-1 to the Indenture is hereby amended and restated in its entirety to read as follows:

            "The Purchase Price shall be paid in cash and shall be paid by a Purchase Party if so designated by the Issuers, in accordance with the terms of the Indenture."

      3. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      4. Modification, Amendment and Waiver. The provisions of this Supplemental Indenture may not be amended, supplemented, modified or waived except by a execution of a Supplemental Indenture executed by the Issuers, and, to the extent such amendment, supplement or waiver limits or impairs the rights of any Securityholder, by such Securityholder. Any such amendment shall comply with
Article 9 of the Indenture. Until an amendment, waiver or other action by Securityholders becomes effective, a consent thereto by a Securityholder of a Security hereunder is a continuing consent by the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same obligation as the consenting Securityholder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent, waiver or action as to such Securityholder's Security or portion of the Security if the

Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

      6. Trust Indenture Acts Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended ("TIA"), that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

      7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

      8. Trustee Makes No Representation. The statements herein are deemed to be those of the Company, OCI or OFI, as applicable. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      9. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

      10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

      11. Notices. Any request, demand, authorization, notice, waiver, consent or communication to any of the parties shall be made as set forth in Section
12.02 of the Indenture, as said Section may be amended hereby.

      12. Successors. All agreements of each of the Company, OCI and OFI in respect of this Supplemental Indenture shall bind its successor.

      IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Company, OCI, OFI and the Trustee as of the date first written above.

                                          OMNICOM GROUP INC.,

                                          By:    /s/ Randall J. Weisenburger
                                                 ----------------------------
                                          Name:  Randall J. Weisenburger
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                          OMNICOM CAPITAL INC.,

                                          By:    /s/ Michael J. O'Brien
                                                 ----------------------------
                                          Name:  Michael J. O'Brien
                                          Title: Secretary

                                          OMNICOM FINANCE INC.,

                                          By:    /s/ Randall J. Weisenburger
                                                 ----------------------------
                                          Name:  Randall J. Weisenburger
                                          Title: Chief Executive Officer

                                          JPMORGAN CHASE BANK, as Trustee,

                                          By:    /s/  Carol Ng
                                                 ----------------------------
                                          Name:  Carol Ng
                                          Title: Vice President